UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2017 (October 11, 2017)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

1-5324	EVERSOURCE ENERGY (a Massachusetts voluntary association) 300 Cadwell Drive Springfield, Massachusetts 01104 Telephone number: (800) 286-5000	04-2147929
1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (a New Hampshire corporation) Energy Park 780 North Commercial Street Manchester, New Hampshire 03101-1134 Telephone number: (800) 286-5000	02-0181050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1

Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement.

On October 12, 2017, Eversource Energy (“Eversource”) and Public Service Company of New Hampshire, doing business as Eversource Energy, a subsidiary of Eversource (“PSNH”), announced that PSNH had entered into two Purchase and Sale Agreements to sell its thermal and hydro generating assets pursuant to the terms of the 2015 Public Service Company of New Hampshire Restructuring and Rate Stabilization Agreement (the “Settlement Agreement”).  The terms of the Settlement Agreement required, among other things, the divestiture of all of PSNH’s generating assets and the recovery of related stranded costs, which will be financed using long-term low-cost securitization bonds.  The generating assets to be sold consist of approximately 1,200 MW of primarily fossil fueled electricity generation plants, including PSNH’s 50 MW wood-burning Northern Wood Power Project at its Schiller Station in Portsmouth, New Hampshire, and approximately 69 MW of hydroelectric generation.  The Settlement Agreement was previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Eversource and PSNH on June 11, 2015.   The Settlement Agreement was subsequently amended by the Amendment to the 2015 Public Service Company of New Hampshire Restructuring and Rate Stabilization Agreement, dated January 26, 2016, incorporated by reference to Exhibit 10.1.1 to the Combined Annual Report on Form 10-K filed by Eversource and PSNH with the Commission on February 26, 2016.

PSNH entered into a Purchase and Sale Agreement (the “Thermal Agreement”), dated as of October 11, 2017, with Granite Shore Power LLC, a Delaware limited liability company that is a newly formed 50-50 joint venture between Atlas Holdings LLC and CCI Power Asset Holdings LLC (“Granite Shore”), for the purchase of the real property, leasehold interests, machinery, equipment and tools comprising PSNH’s fossil generating assets as set forth on Schedule 1 to the Fossil Agreement.  The purchase price for these assets is $175 million, payable in cash at the closing, subject to adjustment for working capital, non-ordinary operations and maintenance expenses incurred by PSNH prior to closing, and events that have or may have the effect of increasing or decreasing the capacity of any facility prior to or following the closing.  If PSNH disputes any purchase price reduction for decreased capacity, a portion of the purchase price may be held in escrow after the closing pending formal dispute resolution procedures.

PSNH also entered into a Purchase and Sale Agreement (the “Hydro Agreement” and, together with the Thermal Agreement, the “Purchase Agreements”), dated as of October 11, 2017, with HSE Hydro NH AC, LLC, a Delaware limited liability company (“HSE Hydro”), for the purchase of all of PSNH’s right, title and interest in and to (i) 1,250 shares of capital stock of Androscoggin Reservoir Company, a Maine corporation and (ii) all properties, rights and assets owned by PSNH constituting, or used in and necessary for the operation of, the hydroelectric facilities set forth on Schedule 1 to the Hydro Agreement. The purchase price for these assets is $83 million, payable in cash at the closing, subject to adjustment for inventory on hand at the closing, permitted capital expenditures paid by PSNH prior to the closing and certain operations and maintenance expenses paid by PSNH.

The Purchase Agreements obligate the purchasers to keep the facilities in service for at least 18 months, and to honor a comprehensive employee benefits package established by

Eversource and the International Brotherhood of Electrical Workers (IBEW). In addition, Eversource will provide three years of tax stabilization payments to communities to the extent a power plant is sold for less than its assessed value. The closing of each transaction is subject to customary closing conditions, including expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of required consents. Each Purchase Agreement contains customary representations, warranties, and covenants for transactions of this type, including an undertaking providing for each of the parties to use best efforts to cause the transactions to be consummated. Pursuant to each Purchase Agreement, PSNH has agreed to indemnify the purchaser for losses resulting from a breach of certain representations and warranties up to the purchase price, subject to certain limitations. Under each Purchase Agreement, during the period between the execution of the agreement and closing of each transaction, PSNH is required to operate the assets in the ordinary course. Each Purchase Agreement contains certain termination rights for PSNH and the purchaser if the transaction has not closed within 12 months after the date of such Purchase Agreement.  These termination rights may require the reimbursement of expenses under certain circumstances.  The Thermal Agreement further provides that, upon termination of the Thermal Agreement under specified circumstances, Granite Shore may be required to pay PSNH a termination fee of $26.25 million. The Hydro Agreement further provides that, upon termination of the Hydro Agreement under specified circumstances, HSE Hydro may be required to pay PSNH a termination fee of $12.45 million.

The parties expect each of these transactions to close in late December 2017 or early 2018.  Neither the Thermal Agreement nor the Hydro Agreement includes a financing condition.

The foregoing summaries of each Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each Purchase Agreement, copies of which are expected to be filed as exhibits to the Combined Annual Report on Form 10-K for the year ending December 31, 2017 to be filed by Eversource and PSNH.  Each Purchase Agreement contains representations and warranties by the parties to each Purchase Agreement, which were made only for purposes of such Purchase Agreement and as of specified dates. The representations, warranties and covenants in each Purchase Agreement were made solely for the benefit of the parties to such Purchase Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to each Purchase Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PSNH, Granite Shore or HSE Hydro or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of each Purchase Agreement, which subsequent information may or may not be fully reflected in PSNH’s public disclosures.

Section 7

Regulation FD

Item 7.01.

Regulation FD Disclosure.

On October 12, 2017, Eversource and PSNH issued a news release highlighting the key provisions of the Purchase Agreements, which is attached as Exhibit 99.2 to this Current Report on Form 8K and is incorporated herein by reference.

Section 9

-

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

Exhibit Number	Description
99.1

2015 Public Service Company of New Hampshire Restructuring and Rate Stabilization Agreement, dated as of June 10, 2015, by and among Eversource, PSNH, the Office of Energy and Planning, Designated Advocate Staff of the New Hampshire Public Utilities Commission, the Office of Consumer Advocate, New Hampshire District 3 Senator Jeb Bradley, New Hampshire District 15 Senator Dan Feltes, the City of Berlin, New Hampshire, Local No. 1837 of the International Brotherhood of Electrical Workers, the Conservation Law Foundation, the TransCanada Power Marketing Ltd., TransCanada Hydro Northeast Inc., and the New Hampshire Sustainable Energy Association d/b/a NH CleanTech Council, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Eversource Energy with the Commission on June 11, 2015, File No. 001-05324; as amended by the Amendment to the 2015 Public Service Company of New Hampshire Restructuring and Rate Stabilization Agreement, dated January 26, 2016, incorporated by reference to Exhibit 10.1.1 to the Combined Annual Report on Form 10-K filed by Eversource Energy with the Commission on February 26, 2016, File No. 001-05324

99.2	News Release of Eversource and PSNH announcing the execution of the Purchase Agreements, dated October 12, 2017.

[The remainder of this page left blank intentionally.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (Registrants)
October 12, 2017	By: /s/ JAY S. BUTH Jay S. Buth Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1

2015 Public Service Company of New Hampshire Restructuring and Rate Stabilization Agreement, dated as of June 10, 2015, by and among Eversource, PSNH, the Office of Energy and Planning, Designated Advocate Staff of the New Hampshire Public Utilities Commission, the Office of Consumer Advocate, New Hampshire District 3 Senator Jeb Bradley, New Hampshire District 15 Senator Dan Feltes, the City of Berlin, New Hampshire, Local No. 1837 of the International Brotherhood of Electrical Workers, the Conservation Law Foundation, the TransCanada Power Marketing Ltd., TransCanada Hydro Northeast Inc., and the New Hampshire Sustainable Energy Association d/b/a NH CleanTech Council, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Eversource Energy with the Commission on June 11, 2015, File No. 001-05324; as amended by the Amendment to the 2015 Public Service Company of New Hampshire Restructuring and Rate Stabilization Agreement, dated January 26, 2016, incorporated by reference to Exhibit 10.1.1 to the Combined Annual Report on Form 10-K filed by Eversource Energy with the Commission on February 26, 2016, File No. 001-05324

99.2	News Release of Eversource and PSNH announcing the execution of the Purchase Agreements, dated October 12, 2017.